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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 3, 2000
                                ----------------


                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-22664                  75-2504748
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

          4510 LAMESA HIGHWAY, SNYDER, TEXAS                       79549

       (Address of principal executive offices)                  (Zip Code)

                                 (915) 573-1104
              (Registrant's telephone number, including area code)

                                    No Change

         (Former name or former address, if changed since last report.)





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ITEM 5. OTHER EVENTS.

     On February 3, 2000, the Registrant issued the following press release:

                             PATTERSON ENERGY, INC.
                           REPURCHASES 300,000 SHARES

Snyder, Texas, February 3, 2000---Patterson Energy, Inc. (NASDAQ:PTEN) announces that on February 1, 2000 the Company exercised its option to purchase 300,000 shares of its common stock at $5.50 per share. The repurchased shares were initially issued as partial consideration of Patterson's acquisition of certain drilling assets during January 1999. Management of the Company was pleased with the opportunity to repurchase these shares effectively reducing its purchase price for the acquired assets and further enhancing shareholder value.

Patterson Energy, Inc., a Snyder, Texas based energy company, is one of the leading providers of domestic land based drilling services to major independent oil and natural gas companies. Patterson currently owns 119 drilling rigs (114 of which are currently operable) and focuses its operations in Texas, New Mexico, Oklahoma, Louisiana, Utah and Mississippi.

For further information, contact:
Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
Jonathan D. (Jody) Nelson, Vice President-Finance and Chief Financial Officer
(915) 573-1104

investerlations@patenergy.com


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PATTERSON ENERGY, INC.




Date: February 9, 2000             By: /s/ Jonathan D. Nelson
                                      ------------------------------------------
                                             Jonathan D. (Jody) Nelson
                                             Vice President-Finance